UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

Crinetics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10222 Barnes Canyon Road, Bldg #2

San Diego, California 92121

(858) 450-6464

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On February 4, 2021, Crinetics Pharmaceuticals, Inc. (the “Company” or “Crinetics”) announced that CRN04894, the company’s lead adrenocorticotropic hormone (“ACTH”) antagonist for the treatment of diseases associated with excess ACTH such as Cushing’s disease and congenital adrenal hyperplasia (“CAH”), has advanced into the clinic. Based on encouraging preclinical results, Crinetics has initiated a double-blind, randomized, placebo-controlled Phase 1 study of this orally administered, nonpeptide small molecule drug candidate in healthy volunteers. This study will assess the safety and tolerability of single and multiple doses of CRN04894 and will measure the effect of CRN04894 on suppression of cortisol, cortisol precursors, and adrenal androgens following exogenous ACTH stimulation.

CRN04894 is a nonpeptide, small molecule that is designed to be taken orally to block the interaction of ACTH with its target receptor. This first-in-human study for CRN04894 is designed to evaluate not just safety and pharmacokinetic data, but also to assess the pharmacologic activity to lower cortisol levels. Serum cortisol is the biomarker used to evaluate treatments of Cushing’s disease. It has served as the basis for U.S. Food and Drug Administration (“FDA”) approval of recent therapies and is a meaningful pharmacodynamic readout to assess the ability of CRN04894 to block ACTH signaling in other conditions of ACTH excess, such as CAH. Crinetics believes that, if successful, this healthy volunteer study can provide important clinical proof-of-concept data for the program.

About the CRN04894-01 Phase 1 Study

Crinetics anticipates enrolling approximately 100 healthy volunteers divided into multiple cohorts in the single ascending dose (“SAD”) and multiple ascending dose (“MAD”) phases of the study. In the SAD phase, study participants will receive synthetic ACTH during the study to replicate conditions of excess ACTH and create a baseline of elevated serum cortisol. On day 1, volunteers will undergo ACTH stimulation after which they will be administered placebo or ascending doses of study drug. In the MAD phase, participants will undergo ACTH stimulation test at baseline after which they will be administered placebo or ascending doses of study drug daily for 10 days and an ACTH stimulation test will be performed after repeat dosing.

The primary objective is to evaluate the percentage of subjects with treatment-emergent adverse events. In addition to safety, a key endpoint is inhibition of ACTH stimulated serum cortisol levels compared to baseline before treatment with CRN04894. A reduction in serum cortisol could indicate successful blockade of melanocortin type 2 receptor (“MC2R”), the receptor target of ACTH. Pharmacokinetics of CRN04894 will also be assessed.

About CRN04894

Adrenocorticotropic hormone (ACTH) is synthesized and secreted by the pituitary gland and binds to melanocortin type 2 receptor (MC2R), which is selectively expressed in the adrenal gland. This interaction of ACTH with MCR2 stimulates the adrenal production of cortisol, a stress hormone that is involved in the regulation of many systems. Cortisol is involved for example, in the regulation of blood sugar levels, metabolism, inflammation, blood pressure, and memory formulation. Diseases associated with excess of ACTH, therefore, can have significant impact on physical and mental health. Crinetics’ ACTH antagonist, CRN04894, has exhibited strong binding affinity for MC2R in preclinical models and demonstrated suppression of adrenally derived glucocorticoids and androgens that are under the control of ACTH, while maintaining mineralocorticoid production.

Forward-Looking Statements

Crinetics cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the initiation and enrollment of a Phase 1 clinical study in CRN04894 and the expected timing thereof; and the potential to generate safety, pharmacodynamic, pharmacokinetic and pharmacologic activity data from such Phase 1 study in healthy volunteers with CRN04894 and the expected timing thereof; and the potential that such data will provide important clinical proof-of-concept for Crinetics’ CRN04894 program. The inclusion of forward-looking statements should not be regarded as a representation by Crinetics that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in Crinetics’ business, including, without limitation: the COVID-19 pandemic may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; the company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies for paltusotine, CRN04894 and its other product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the company’s product candidates that may limit their development, regulatory approval and/or commercialization; Crinetics may use its capital resources sooner than it expects; and other risks described under the heading “Risk Factors” in documents the company files from time to time with the Securities and

Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Crinetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date: February 4, 2021	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President and Chief Executive Officer

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